Exhibit 10.2

AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE (this “Sublease”), made and entered into as of February 5, 2019 (the “Lease Date”), by and between CHEMBIO DIAGNOSTIC SYSTEMS, INC, with offices at 3661 Horseblock Road, Medford, New York 11763 (“Sublandlord”), and RELIANCE COMMUNICATIONS OF NEW JERSEY, LLC (d/b/a RELIANCE COMMUNICATIONS LLC), with offices at 555 Wireless Boulevard, Hauppauge, New York  11788 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, SHERWOOD CORPORATE CENTER, LLC (“Landlord”) leased to Sublandlord certain premises (the “Premises”) in the building commonly known as 91-1A Colin Drive, Holbrook, New York (the “Building”), pursuant to that certain Standard Form of Office Lease dated February 4, 2013 (the “Original Lease”), as modified by that certain extension letter dated September 19, 2017 (the “First Amendment”; and together with the Original Lease, the “Lease”); and

WHEREAS, Subtenant desires to sublease the entire Premises, which for purposes of such sublease, are referred to herein as the “Subleased Premises”, from Sublandlord, and Sublandlord is willing to sublease the Subleased Premises to Subtenant, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations herein contained, the parties hereby agree as follows:

1.            Subleased Premises.  Sublandlord hereby subleases the Subleased Premises to Subtenant, and Subtenant hereby hires the Subleased Premises from Sublandlord, upon and subject to the terms and conditions set forth herein.

2.            Term of Sublease.  The term of the sublease (the “Term”) provided for under this Sublease shall commence on the later to occur of (i) March 18, 2019, (ii) the day Sublandlord vacates the Subleased Premises, and (iii) the date that Landlord shall have consented to this Sublease in writing, (the “Commencement Date”), and shall terminate on April 29, 2020 (the “Expiration Date”), unless sooner terminated as provided herein.  Sublandlord shall deliver possession of the Subleased Premises to Subtenant in its “as is” broom clean condition on the Commencement Date and Subtenant shall accept such possession.   If Sublandlord is unable to deliver the Subleased Premises on or prior to March 31, 2019 (the “Penalty Date”), Subtenant shall receive a rent credit equal to one (1) day of Fixed Rent for each day delivery of possession is delayed beyond the Penalty Date until that the Subleased Premises is delivered to Subtenant.  Notwithstanding the foregoing, the Penalty Date shall be delayed by one day for each day after March 1, 2019 that Subtenant’s affiliate, Myra Properties, LLC (“Myra”) fails to deliver to Sublandlord that certain premises located at 555 Wireless Boulevard, Hauppauge, New York (the “Hauppauge Premises”) pursuant to that certain Lease between Myra and Sublandlord dated the date hereof.

Notwithstanding anything to the contrary set forth herein and provided Landlord has already consented to this Sublease, Subtenant may, upon Sublandlord’s prior consent (which consent shall not be unreasonably withheld), enter upon the Subleased Premises commencing on the Lease Date at Subtenant’s own risk solely for the purpose of making such improvements as Subtenant shall have the right to make, including, without limitation, the installation of data and telephone cabling, wiring and installation (“Early Occupancy”).   During the course of any Early Occupancy, all terms and conditions of this Sublease shall apply, except those regarding the start of the Commencement Date and the obligation to pay Fixed Rent and Additional Rent. Such Early Occupancy will not affect the start of the Commencement Date or the Term of this Sublease except as expressly provided herein.  Subtenant shall take all steps necessary to minimize interference with Sublandlord’s occupancy.

3.            Fixed Rent.

(a)          On or before each date on which any payment of Base Rent (as hereinafter defined) is required to be paid pursuant to the terms of the Lease or otherwise, Subtenant shall pay to Sublandlord Subtenant’s portion of the Base Rent which is due on such date.  Subtenant’s portion of Base Rent shall be the sum computed by multiplying the amount of the Base Rent payment by fifty percent (50%), such amount being referred to as the “Fixed Rent” herein.   As used herein, the term “Base Rent” means fixed annual rent, payment on account of Taxes and Impositions and fire sprinkler inspection charges.   Sublandlord represents to Subtenant that the fixed annual rent is as set forth in the First Amendment (i.e., $197,965.54 per annum from the Commencement Date through 4/30/19 and $203,904.50 for the remainder of the Term, Taxes for tax year 12/1/2017 through 11/30/2018 were $2,537.02 (i.e., $211.42 per month) and the CAM Expense due in 2018 was $2,336.01.   Subtenant’s share would be 50% of said amounts.

(b)          Notwithstanding anything to the contrary in the foregoing, Subtenant shall pay the first monthly installment of Fixed Rent upon the signing of this Sublease by Subtenant.

(c)          Fixed Rent and Additional Rent (as hereinafter defined) for any portion of a calendar month falling within the Term shall be prorated on a per diem basis.

(d)          Fixed Rent and all other amounts payable by Subtenant to Sublandlord under this Sublease (such other amounts are hereinafter called “Additional Rent”) shall be paid promptly when due, without notice or demand therefor, and, except as otherwise set forth herein, without deduction, abatement, counterclaim or setoff of any kind for any reason whatsoever.  In no event shall Subtenant be entitled to any abatement of Fixed Rent or Additional Rent hereunder unless Subtenant is receiving a counterpart abatement under the Lease, or except as otherwise set forth herein.

(e)          Fixed Rent and Additional Rent shall be paid in lawful money of the United States by check drawn on a bank which is a member of or clears through the Clearing House Association to Sublandlord at its address set forth in the preamble to this Sublease or at such other address as Sublandlord may from time to time designate by written notice to Subtenant or, at the option of Sublandlord, by wire or ACH transfer to Sublandlord to such account as Sublandlord may from time to time designate for such purpose by notice to Subtenant.

4.            Additional Rent.

(a)          In addition to Fixed Rent, Subtenant shall be responsible the following fees and charges (whether imposed upon Sublandlord by Landlord or provided directly by Sublandlord): (i) for services to the Subleased Premises or costs associated with the Subleased Premises, including, but not limited to, utility charges (which are not otherwise paid for by Subtenant directly to the utility provider), (ii) for services to the Subleased Premises requested by Subtenant, and (iii) resulting from the acts or omissions of Subtenant ((i) through (iii), collectively, “Additional Rent”).  All such Additional Rent shall be paid within thirty (30) days of demand by Sublandlord.

(b)          Sublandlord shall have all of the rights and remedies for the non-payment of Additional Rent as it has under this Sublease for the non-payment of Fixed Rent.

5.            Subordination to and Incorporation of Lease, Etc.

(a)          Obligations.  Subtenant confirms that it has received and read a copy of the Lease and is familiar with all of the terms and provisions set forth therein.  Subject to the modifications and exclusions set forth in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies, agreements and definitions contained in the Lease are incorporated herein by reference and are made a part hereof and shall, as between Sublandlord and Subtenant (as if they were the “Landlord” and the “Tenant,” respectively, under the Lease and as if the Subleased Premises were the “Demised Premises” demised under the Lease), constitute the terms of this Sublease as if herein set forth at length, mutatis mutandis, except to the extent that they are inapplicable, inconsistent with, or modified by the terms of this Sublease, and except as otherwise set forth herein.  Subtenant agrees to observe, carry out, perform and discharge the terms and provisions of the Lease to the extent required to be observed, carried out, performed or discharged by the Sublandlord thereunder, except where inapplicable or inconsistent with the terms of this Sublease.

(b)          Subordination, Etc.  Subtenant hereby agrees that (i) this Sublease is and shall remain in all respects subject and subordinate to the Lease and to any matters to which the Lease is or shall be subordinate, (ii) except to the extent otherwise expressly permitted by this Sublease, Subtenant will occupy the Subleased Premises in accordance with the terms of the Lease, will maintain the Subleased Premises in accordance with the provisions of the Lease as though it were the “Tenant” thereunder and will not do or cause to be done, or suffer any act or omit to do, any act which might result in a violation of or a default under any of the terms, conditions, covenants or agreements of the Lease.

(c)          Conflicting Terms.  Except as otherwise specifically provided herein, in the event that any term and/or condition of this Sublease shall conflict with, or be inconsistent with, any term and/or condition of the Lease, this Sublease will govern, unless such term and/or condition would constitute a default under or breach of the Lease, in which case the Lease will govern.  Subtenant shall not take or suffer any action which would constitute a default under, or be a violation of, the Lease.

(d)          Excluded Articles.  The following provisions of the Original Lease shall be deemed to be excluded from this Sublease: the Section 34, Section 37, Section 64, Section 70, Section 73(E), Section 73(P), Section 76, Section 77 and Schedule B.

The First Amendment shall be deemed to be excluded from this Sublease in its entirety.

(e)          Termination of Lease.  In the event that the term of the Lease is terminated prior to the Expiration Date, this Sublease shall automatically cease and terminate on the date of such termination.  In the event of such termination, Sublandlord shall return to Subtenant that portion of Fixed Rent and Additional Rent paid in advance by Subtenant, if any, pro-rated as of the date of such termination.

(f)          Entry and Inspection.  Sublandlord and Landlord shall have the right to enter and inspect the Subleased Premises pursuant to the applicable provisions of the Lease, but only during normal business hours upon at least twenty-four (24) hours prior written notice to Subtenant (except in the case of emergency no such notice shall be required provided notice shall be given as soon as reasonably practical thereafter). Except in the case of an emergency where Sublandlord does not have to wait for a representative, Subtenant shall have a right to have a representative of Subtenant available during any such right of entry.

(g)          Services.

(i)          Subtenant shall be entitled to the services, utilities and repairs which Landlord is obligated to furnish or make to Sublandlord pursuant to the terms of the Lease, but Sublandlord shall have no obligation to make any repairs or provide such utilities or services.  Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant thereunder be impaired, or the performance thereof be excused, because of any failure or delay on the part of Landlord in furnishing such services or utilities or in making such repairs unless and to the extent such failure or delay results from a default by Sublandlord under the Lease.  If Landlord shall default in any of its obligations to perform services with respect to the Subleased Premises, Sublandlord will reasonably assist Subtenant’s efforts to obtain such services from Landlord in accordance with Section 12 below.   To the extent Sublandlord receives any utilities directly from the utility provider, Subtenant shall arrange to obtain same directly from the utility provider immediately prior to occupancy.

(h)          Consents and Notices.  In all provisions of this Sublease (including provisions of the Lease incorporated herein) requiring the approval or consent of Sublandlord, Subtenant shall be required to obtain the approval or consent of Sublandlord as well as the approval or consent of Landlord.  At the request of Subtenant, Sublandlord shall promptly apply to Landlord for any such approval or consent and Sublandlord will cooperate with Subtenant and use reasonable efforts, both at Subtenant’s sole expense, in attempting to obtain the consent of Landlord when such consent is required hereunder or under the Lease.  In all provisions of this Sublease (including provisions of the Lease incorporated herein) requiring that notice be given, Subtenant shall be required to give notice to both Sublandlord and Landlord.  Notwithstanding anything to the contrary set forth in this Sublease, any covenants, representations or other undertakings of Landlord under the Lease shall not be deemed to be made by, or otherwise constitute obligations of, Sublandlord under this Sublease.

(i)           Landlord’s Consent to Sublease.

(i)          Sublandlord shall, promptly after execution of this Sublease by both parties, submit a copy of same to Landlord and shall use best efforts to obtain Landlord’s consent to this Sublease; provided, however, that Sublandlord shall not be required to make any payments or commence any action or proceeding in order to obtain Landlord’s consent to this Sublease, except as otherwise provided in the Lease, and shall not in any event be liable to Subtenant for any failure to obtain same (as long as Sublandlord shall have used best efforts as aforesaid to obtain Landlord’s consent to this Sublease).  Subtenant shall fully cooperate with Sublandlord in order to obtain Landlord’s consent to this Sublease, including, but not limited to, promptly supplying such financial, business or other information or documentation as Landlord may request of Sublandlord in connection with this Sublease.

(ii)          Landlord’s consent to this Sublease shall not be deemed or construed to modify, amend or affect the terms and provisions of the Lease, or Sublandlord’s obligations thereunder, which shall continue to apply to the Premises, including the Subleased Premises, and the occupants thereof, as if the Sublease had not been made.

6.            Use of Subleased Premises; Quiet Enjoyment.

(a)          Subtenant covenants that it will use and occupy the Subleased Premises solely for the purposes permitted by the Lease and subject to the restrictions set forth therein.

(b)          As long as Subtenant pays, when due, all Fixed Rent and Additional Rent due hereunder and performs and observes all of the terms, covenants and conditions of this Sublease and the Lease, Subtenant shall have, hold and enjoy the Subleased Premises peaceably and quietly during the Term hereof without hindrance or molestation by Sublandlord, or any party claiming through or under Sublandlord, subject to the terms and conditions of this Sublease and the Lease.

7.            Improvements.  Subtenant shall make no improvements, alterations or refurbishing of the Subleased Premises (collectively, “improvements”) and shall not install any signs outside the Subleased Premises or in any other common areas of the Building without the prior written consent of Sublandlord (which consent shall not be unreasonably withheld, conditioned or delayed provided Landlord has consented to same) and Landlord.  All Subtenant improvements shall be performed by Subtenant at its sole cost and expense.  Subtenant’s rights and obligations with respect to improvements within the Subleased Premises shall be further governed and limited by the relevant provisions of the Lease.

8.            Default by Subtenant.

(a)          The following shall constitute events of default (each an “Event of Default”):

(i)          if (A) Subtenant shall fail to pay any Fixed Rent or Additional Rent on the due date thereof and such default shall continue for a period of ten (10) days after notice by Sublandlord to Subtenant of such default, or (B) Subtenant shall fail to comply with any term, provision or covenant of this Sublease or any applicable term, provision or covenant of the Lease, or Subtenant shall violate any rules and regulations now or hereafter established for the operation of the Building and Subtenant shall fail to remedy such failure within thirty (30) days after notice from Sublandlord, or if such failure complained of shall be of a nature that the same cannot be completely cured and remedied within said thirty (30) day period, and Subtenant shall not (1) promptly upon the giving by Sublandlord of such notice, advise Sublandlord of Subtenant’s intention to institute all steps necessary to remedy such situation, (2) promptly institute and thereafter diligently pursue all steps necessary to remedy the same and (3) effect such remedy within a reasonable time after the date of the giving of said notice by Sublandlord and in any event prior to such time as (y) is required under the Lease (taking account of any applicable notice and cure periods granted thereunder and extensions thereof, if any, granted by Landlord), or (z) would subject Landlord or Sublandlord to civil or criminal liability or prosecution for a crime; or

(ii)         if (A) any petition is filed by Subtenant under any provision of Federal or state bankruptcy laws or other statute whether domestic or foreign involving creditors’ rights or the insolvency of debtors or any such petition is filed against Subtenant and Subtenant fails to secure a dismissal or stay thereof within ninety (90) days, or (B) Subtenant shall become insolvent or make an assignment for the benefit of creditors, or (C) a receiver is appointed for all or substantially all of the assets of Subtenant and Subtenant fails to secure a dismissal or stay thereof within ninety (90) days, or (D) all or a material portion of the Subleased Premises shall be abandoned, deserted or vacated; or

(iii)        if Subtenant fails to deliver the Security Deposit or any replenishment thereof as required pursuant to Section 19 hereof.

(b)          Upon the occurrence of an Event of Default Sublandlord shall have the right, at its option, to do and perform any one or more of the following, in addition to, and not in limitation of any other remedy or right permitted it by law, by this Sublease or by the Lease:

(i)          terminate this Sublease, in which event Subtenant shall immediately surrender the Subleased Premises to Sublandlord, but if Subtenant shall fail to do so, Sublandlord may, without prejudice to any other right or remedy Sublandlord may have, either by law or under this Sublease or otherwise, obtain possession or rent in arrears or damages for breach of contract, enter upon the Subleased Premises and expel or remove Subtenant and Subtenant’s personal property through legal means and without being liable to Subtenant, and Subtenant agrees to indemnify and hold Sublandlord harmless for all losses or damage which Sublandlord may suffer by reason of such termination, whether through inability to relet the Subleased Premises or through decrease in rent or by damage to the Subleased Premises, or otherwise, or less any amounts received by Sublandlord in reletting the Subleased Premises; or

(ii)         enter the Subleased Premises and remove Subtenant and its improvements and personal property therefrom without terminating this Sublease or being liable to Subtenant in any manner whatsoever for such acts, and, at Sublandlord’s option, relet the Subleased Premises as the agent of Subtenant and receive rent therefor, and in such event Subtenant shall be liable on a monthly basis when rent is otherwise due and payable to Sublandlord for any deficiency which may arise by reason of such reletting during the remainder of the Term of this Sublease, but shall not be entitled to any surplus so arising.  In the event of a conflict between the provisions of this Section 8 and the provisions of the Lease, the provisions of this Section 8 shall prevail.

9.            Subletting and Assignment.

(a)          Subtenant shall not assign, mortgage, pledge, encumber or in any manner transfer this Sublease or any part thereof nor sublet or suffer the Subleased Premises or any part thereof to be used by others, except as expressly permitted by this Sublease and the Lease.

(b)          If this Sublease is assigned in violation of the provisions of this Sublease, Sublandlord may and is hereby empowered to collect rent from the assignee.  In such event, Sublandlord may apply the net amount received by it to the Fixed Rent, Additional Rent or any other payments herein reserved or provided for, and no such collection shall be deemed a waiver of the covenant herein against assignment, mortgage, pledge or encumbrance, or an acceptance of the assignee as a tenant or subtenant under this Sublease or a release of Subtenant from the further performance of its covenants herein.  If the Subleased Premises or any part thereof is sublet or occupied by others in violation of the provisions of this Sublease, Sublandlord is hereby empowered to collect rent from the subtenant or other occupant, and to apply the same to the curing of any default hereunder in any order of priority Sublandlord may elect, any unexpended balance to be applied by Sublandlord against any rental or other obligations subsequently becoming due.  The making of any assignment, mortgage, pledge, encumbrance or subletting in whole or in part, and whether or not in violation of the provisions of this Sublease, shall not operate to relieve Subtenant from its obligations under this Sublease and, notwithstanding any such assignment, mortgage, pledge, encumbrance or subletting, Subtenant shall remain liable for the payment of all Fixed Rent, Additional Rent and other charges and for the due performance of all the covenants, agreements, terms and provisions of this Sublease until the end of the Term.  Each and every assignee, whether as assignee or as successor in interest of Subtenant or as assignee or successor in interest of any assignee, shall immediately be and become and remain liable jointly and severally with Subtenant and with each other for the payment of the Fixed Rent, Additional Rent and other charges payable under this Sublease and for the due performance of all the covenants, agreements terms and provisions of this Sublease on the part of Subtenant to be paid and performed until the end of the Term.

(c)          Any proposal by Subtenant to assign this Sublease or to further sublet the Subleased Premises or any portion thereof shall be subject to the prior written consent of Landlord (in each case, to the extent Landlord’s consent is required under the Lease) and Sublandlord.  Subtenant shall reimburse Sublandlord for all expenses incurred in connection with a proposed assignment or subletting, including without limitation the fees and disbursements of Sublandlord’s attorneys, not to exceed $2,500.00.

10.          Liability; Insurance.

(a)          Neither Sublandlord nor its successors, assigns, employees or agents shall be liable for any loss of or damage to property of Subtenant or Subtenant’s subtenants, assigns, employees, agents or visitors, except for loss or damage resulting from Sublandlord’s negligence or willful misconduct.  With respect to the Subleased Premises, Sublandlord, its successors, assigns, employees and agents shall not be liable for any injury or damage to persons or property except for loss or damage resulting from the negligence or willful misconduct of Sublandlord, its successors, assigns, employees and agents.

(b)          Subtenant shall maintain with respect to the Subleased Premises comprehensive general public liability insurance, property insurance and other insurance in the manner and with the minimum limits and maximum deductibles set forth in the Lease, with insurance companies qualified to do business in the State of New York and otherwise meeting the standards set forth in the Lease, insuring Subtenant, Sublandlord, Landlord and any other parties required in accordance with the Lease as additional insureds, against, inter alia, claims and liabilities for bodily injury or death to persons, and damage to property.

(c)          Each party shall look exclusively to any insurance carried by it pursuant to this Sublease and the Lease for loss or damage to property resulting from the negligence of the other party or its agents, servants, employees, contractors, invitees or licensees, and, to the extent permitted by law, Sublandlord and Subtenant each hereby releases and waives all right of recovery against the other or anyone claiming through or under each of them by way of subrogation or otherwise, provided that such waivers of liability are permitted and are available under both Sublandlord’s and Subtenant’s policies of insurance or such waivers are approved by their insurance carriers.  Each party agrees to pay the added cost, if any, of obtaining such approval from its insurance carrier.  Subtenant shall deliver a certificate of insurance to Sublandlord with respect to all insurance required under this Sublease and the Lease prior to any Early Occupancy or occupancy thereof.  Each of Subtenant’s policies of insurance shall provide that such policy may not be materially changed, amended, canceled or allowed to lapse except upon thirty (30) days’ prior written notice to Sublandlord, Landlord and any other parties required in accordance with the Lease.  Each of Subtenant’s policies of insurance shall meet all requirements of the Lease including without limitation, requirements as to form, content, coverage and expiration dates.

11.          Indemnification.

(a)          Except as provided in Section 10 hereof, Subtenant shall indemnify and hold harmless Sublandlord from and against all claims, losses, costs, damages, expenses and liabilities (including, but not limited to, the costs of legal proceedings and reasonable attorneys’ fees and disbursements) (collectively referred to hereinafter as “Claims”) which Sublandlord may incur, pay or have asserted against it by reason of any injuries to persons occurring in, on or about the Subleased Premises caused by the acts or omissions of Subtenant, its agents, employees, guests or invitees or by reason of any breach, failure or default hereunder on Subtenant’s part, including any breach or default which results in a breach of or possible termination or forfeiture of the Lease.

(b)          Except as provided in Paragraph 10 hereof, Sublandlord shall indemnify and hold harmless Subtenant from and against all Claims which Subtenant may incur, pay or have asserted against it by reason of any injuries to persons occurring in, on or about the Subleased Premises caused by the willful act or negligence of Sublandlord, its agents, employees, contractors or invitees or a default of Sublandlord under the Lease which results in a breach of or possible termination or forfeiture of the Lease.

(c)          In the event of a conflict between the provisions of this Section 11 and any provision of the Lease, the provisions of this Section 11 shall prevail.  The provisions of this Section 11 shall survive the expiration or earlier termination of this Sublease.

12.          Subtenant’s Rights.  Notwithstanding anything to the contrary herein set forth, Subtenant shall in no case have any rights in respect of the Subleased Premises greater than the rights of Sublandlord under the Lease.  Subtenant will look solely to Landlord for the enforcement of Subtenant’s rights.  Sublandlord agrees to use reasonable efforts (not including the expenditure of funds or the institution of litigation) to obtain for the benefit of Subtenant any services or other benefits provided by Landlord under the Lease which relate to the use and enjoyment of the Subleased Premises.  If Landlord shall default in any of its obligations to Sublandlord with respect to the Subleased Premises, Sublandlord shall have no obligation whatsoever with respect thereto; provided, however, that in addition to any other remedies, Subtenant shall also be entitled to request that Sublandlord enforce the Lease against Landlord, but Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce the Lease against Landlord.  If, after receipt of a written request from Subtenant, Sublandlord shall fail or refuse to initiate appropriate action for the enforcement of its rights against Landlord with respect to the Subleased Premises, Subtenant shall have the right, at Subtenant’s sole expense, to take such action in its own name or, in the event that Subtenant lacks standing to take such action in its own name, to use the name of Sublandlord for taking such action.  For the purpose of such an action and only to such extent, all of the rights of Sublandlord under the Lease are hereby conferred upon and assigned to Subtenant, Subtenant is hereby subrogated to such rights and Sublandlord agrees to reasonably cooperate, at Subtenant’s expense, with Subtenant’s prosecution of any such action.  In addition to the indemnification provided under Section 11 hereof, Subtenant hereby indemnifies and agrees to hold harmless Sublandlord from and against all claims, losses, costs, damages, expenses and liabilities (including but not limited to, the costs of legal proceedings and reasonable attorneys’ fees and disbursements) which Sublandlord may incur, pay or have asserted against it by reason of the prosecution of any such action by Subtenant or Sublandlord’s cooperation therewith.  The provisions of the foregoing sentence shall survive the expiration or earlier termination of this Sublease.

13.          Possession, Care and Condition of Subleased Premises.

(a)          Possession and Condition.

(i)          Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigation, examination and inspection of the Subleased Premises.  Subtenant acknowledges that it has examined the Subleased Premises and that it is leasing the Subleased Premises in their “as is” broom clean condition on the Commencement Date, normal wear and tear excepted.  Sublandlord shall have no obligation to perform any work or supply any materials to prepare the Subleased Premises for Subtenant’s occupancy.  Notwithstanding the foregoing, the Subleased Premises shall be delivered to subtenant on the Commencement Date with all electric, plumbing, HVAC and other mechanical systems servicing the Subleased Premises in good working order.  Sublandlord represents and warrants to the Sublandlord that, to Sublandlord’s knowledge, there have been no leaks in the roof during the one (1) year period immediately preceding the Commencement Date.

(ii)         Subtenant shall, at its sole cost and expense, make all improvements required to prepare the Subleased Premises for its occupancy.  Sublandlord has made no representation or warranty concerning the condition of the Subleased Premises except as expressly set forth in this Sublease.  On the date upon which the Term hereof shall expire and come to an end, whether by expiration, by lapse of time or otherwise, Subtenant, at its sole cost and expense, shall quit and surrender the Subleased Premises to Sublandlord in good order and condition and broom clean; provided, however, that, if required by Landlord pursuant to the Lease, Subtenant shall, prior to the Expiration Date, remove any improvements and alterations and restore the Subleased Premises to the condition existing as of the Commencement Date, or undertake such lesser amount of removal and restoration work as shall be required by Landlord.  In no event shall Subtenant have any obligation to restore the Subleased Premises or remove any improvement or alteration performed by Sublandlord.

(b)          Holdover.  Notwithstanding anything to the contrary provided elsewhere in this Sublease, , Subtenant shall pay to Sublandlord upon demand one hundred twenty-five percent (125%) of all amounts that Sublandlord is required to pay and actually pays to Landlord pursuant to the Lease which are attributable to a holdover by Subtenant in the Subleased Premises after the Expiration Date. Additionally, Subtenant agrees to indemnify and save Sublandlord harmless from and against all claims, losses, damages (including, without limitation, consequential, punitive, indirect or similar damages), liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) resulting from delay by Subtenant in surrendering the Subleased Premises at the expiration of the Term.

(c)          Obligation to Repair.  Subtenant shall take good care of the Subleased Premises and the fixtures and appurtenances therein.  In addition to all obligations set forth in the Lease, all damage or injury to the Subleased Premises and to its fixtures, appurtenances and equipment or to the Building caused by Subtenant’s moving of Subtenant’s property in or out of the Building or by Subtenant’s installation or removal of furniture, fixtures or other property, or resulting from Subtenant’s negligent acts or misconduct shall be promptly repaired by Subtenant, at its sole cost and expense, to the reasonable satisfaction of Sublandlord and Landlord.  If a request is made by Landlord for Sublandlord to repair or restore the Subleased Premises in accordance with the Lease, but only to the extent of alterations or improvements made by Subtenant, Subtenant shall undertake such repair and restoration at its cost in accordance with the Lease.  All of said repairs required to be made by Subtenant shall be in quality and class substantially similar to the original work or installation and shall be done in a good and workmanlike manner.  If Subtenant fails to make such repairs, the same may be made by Sublandlord or Landlord at the expense of Subtenant and all sums so spent and expenses incurred by Sublandlord or Landlord shall be collectible as Additional Rent and shall be paid by Subtenant to Sublandlord within thirty (30) days after rendition of a bill or statement therefor.

14.          Notices.  Notices, demands and any other communications hereunder shall  be in writing and shall be given or made by personal delivery, by overnight delivery by a recognized national courier service or by certified mail, return receipt requested, addressed to Sublandlord at its address hereinabove set forth, to the attention of Neil A. Goldman with a copy to K&L Gates LLP, One Newark Center, 10th Floor, Newark, New Jersey 07102-5285, Attn: Jody Saltzman, Esq. , and addressed to Subtenant at the address hereinabove set forth, Attn: Mike Narula with a copy to Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554, Attn: Jodi S. Hoffman, Esq., or at such other address which either party may hereafter designate for such purpose by a written notice; provided, however, that after Subtenant has moved into the Subleased Premises, notices, demands and any other communications shall be sent to Subtenant at the Subleased Premises.  Notices, demands and other communications shall be deemed given (a) if delivered by personal delivery or by overnight courier service, on the date of delivery or rejection of delivery, or (b) if sent by certified mail, upon receipt or rejection of such delivery.  Sublandlord shall, within five (5) days after receipt thereof, give to Subtenant a copy of each notice or demand received from Landlord relating to the Subleased Premises, and Subtenant shall, within five (5) days after receipt thereof, give to Sublandlord a copy of each notice or demand received from Landlord relating to the Subleased Premises.

15.          Miscellaneous.  This Sublease contains the entire agreement of the parties with respect to the transactions contemplated hereby, supersedes all prior agreements or understandings between the parties and may not be changed or modified in any way unless such change or modification is in writing and signed by the parties hereto.  Neither Sublandlord nor Subtenant has made any representations or warranties with respect to this Sublease except as expressly set forth herein.  If any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity or enforceability of the remaining portions of this Sublease shall be unaffected thereby.  This Sublease shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  The headings in this Sublease are for convenience only and shall not be used in construing the intentions of the parties.  This Sublease shall be governed by and construed in accordance with the laws of the State of New York.  Sublandlord and Subtenant each represent that it has full right and authority to enter into this Sublease and that the officer signing this Sublease on its behalf is authorized to do so.  This Sublease, as same may be amended, may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same agreement.  Facsimile, portable document format (.pdf) or email signatures shall be deemed originals for the purposes of this Sublease.   Sublandlord and Subtenant each waives, to the extent permitted by law, the right to a jury trial in any action or legal proceeding between the parties arising out of this Sublease or Subtenant’s occupancy of the Subleased Premises.  Terms used with initial capitalization and not defined herein shall have the meanings given to them in the Lease.

16.         Attorneys’ Fees.  If either party hereto is made or becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party’s obligations hereunder, then the prevailing party in such litigation, or the party becoming involved in such litigation because of a claim against such other party, as the case may be, shall be reimbursed by the other party for all costs and reasonable attorneys’ fees and disbursements incurred by such party in such litigation.

17.          Interest; Late Charges.  If Subtenant fails to pay any sums required under this Sublease within ten (10) days after the date the same becomes due, then Subtenant shall pay to Sublandlord a late charge equal to five (5) cents per each dollar overdue.  Acceptance of the late charge will not constitute a waiver of Subtenant’s default relating to such nonpayment by Subtenant nor will it prevent Sublandlord from exercising all other rights and remedies available to Sublandlord under this Sublease or at law.  In addition, all past due sums in excess of thirty (30) days will bear interest at the Default Rate.  The “Default Rate” means the rate of 4 percentage points over the Prime Rate.  “Prime Rate” means the “Prime Rate” of interest published in the “Money Rates” column of The Wall Street Journal on the first business day of each month, or a reasonably comparable substitute reasonably identified by Sublandlord.  If any check tendered by Subtenant to Sublandlord is not honored on initial presentation, Subtenant shall pay Sublandlord the greater of $200 or the amount Sublandlord’s bank charges Sublandlord for processing such returned check, and, should the same happen more than twice, thereafter Sublandlord shall have the right to require Subtenant to make subsequent rent payments by wire transfer of immediately available funds.  The amounts payable under this Section 17 shall be deemed to be Additional Rent for purposes of this Sublease.

18.          Brokerage.  Subtenant and Sublandlord each represent and warrant to the other party that it has had no dealings or communications with any broker or agent in connection with this Sublease. In the event any broker or agent claims that it is entitled to a commission due to the acts of Subtenant or Sublandlord, such party covenants and agrees to pay, hold harmless and indemnify the other party from and against any and all costs, expenses or liability incurred by the other party in connection with or relating to any claims for compensation, commissions and fees asserted by such broker or agent with respect to this Sublease or the negotiation hereof (including, without limitation, the cost of legal fees and related expenses incurred in connection with defending against such claims).

19.          Security Deposit.  Concurrently with its execution and delivery of this Sublease, Subtenant shall deliver to Sublandlord a security deposit in the amount of Sixteen Thousand Four Hundred Ninety Seven and 00/100 Dollars ($16,497.00) (the “Security Deposit”) to secure the faithful observance and performance by Subtenant of the terms and conditions of this Sublease.  If Subtenant defaults in the observance or performance of any of such terms and conditions after notice and the expiration of any applicable cure period, Sublandlord may use or apply all or any part of such Security Deposit for the payment of any rent not paid when due or for the payment of any other amounts due Sublandlord by reason of such default, including any costs of Sublandlord’s observing or performing such terms or conditions on Subtenant’s behalf and any deficiencies in reletting or damages incurred by Sublandlord.  If Sublandlord shall use or apply all or any part of such Security Deposit, Subtenant shall, within five (5) business days after written notice from Sublandlord, deliver to Sublandlord additional funds so as to restore the Security Deposit to its original amount.  If Subtenant shall faithfully observe and perform all of the terms and conditions of this Sublease, the Security Deposit, or so much thereof as shall not have been used or applied in accordance with this Section, shall be returned to Subtenant within thirty (30) days after the expiration or sooner termination of this Sublease and the vacation and surrender of the Subleased Premises in accordance with this Sublease.  If Sublandlord shall transfer the Security Deposit to an assignee of Sublandlord’s interest under the Lease, Sublandlord shall notify Subtenant of same in writing and the Sublandlord making such transfer and assignment shall be deemed released from all liability to Subtenant with respect to the security deposit or the return thereof, and Subtenant agrees to look solely to the transferee and assignee with respect thereto.  Subtenant shall not assign (other than to an assignee of this Sublease) or encumber its interest in the security deposit and no such assignment or encumbrance shall be valid or binding upon Sublandlord.

20.          Defined Terms.  Terms used with initial capitalization and not defined herein shall have the meanings given to them in the Lease.

IN WITNESS WHEREOF, this Sublease has been executed by the duly authorized representatives of the parties as of the day and year first above written.

SUBLANDLORD

CHEMBIO DIAGNOSTIC SYSTEMS, INC

By:	/s/ Neil A. Goldman
	Name:	Neil A. Goldman
	Title:	EVP & CFO

SUBTENANT

RELIANCE COMMUNICATIONS OF NEW JERSEY, LLC

By:	/s/ Ashima Narula
	Name:	Ashima Narula
	Title:	Member